UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2009

GOLD CREST MINES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52392	82-0290112
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

724 E. Metler Lane Spokane, WA	99218
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 893-0171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02

 Termination of a Material Definitive Agreement

On December 23, 2009  Kisa Gold Mining, Inc., an Alaska corporation (“Kisa”), and a wholly-owned subsidiary of Gold Crest Mines, Inc., (the “Company”) was notified by TintinaGold Resources, Inc. (TintinaGold) that it had elected to resign its membership in the Golden Lynx LLC, in accordance with provision 12.2 in the Golden Lynx LLC agreement dated April 18, 2008.

On April 18, 2008, the Company, through its wholly-owned subsidiary, Kisa, had entered into an agreement with Cougar Gold LLC, a Delaware limited liability company, (“Cougar”), a greater than 5% shareholder, which was the original operator of  Golden Lynx, LLC (“Golden Lynx”).  On May 1, 2009, Cougar transferred all of its membership interest in Golden Lynx, including its economic interest, to TintinaGold Resources Inc. (TAU-TSX.V) a British Columbia corporation (TintinaGold) formerly known as Mantra Mining, Inc.

The Tintina Gold resignation as a member of Golden Lynx, LLC and Tintina’s failure to meet the initial contribution requirements of the Golden Lynx Limited Liabilty Company Operating Agreement (the “Operating Agreement”) terminates its interests in Golden Lynx, LLC.    Tintina will have no further rights to receive distributions, or any other payments from Golden Lynx or Kisa, except as provided for in Section 6.3 of the Operating Agreement.  A copy of the Operating Agreement was attached as Exhibit 10.5 to Gold Crest’s Quarterly Report Form 10-Q filed with the Securities and Exchange Commission on August 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD CREST MINES, INC.

By:

/s/ Matt J. Colbert

Matt J. Colbert

Chief Financial Officer

Date: December 29, 2009

2